Novation Holdings (NOHO) Announces Merger Agreement

(Calgary, Alberta, Canada) - Novation Holdings (OTC Pink: NOHO) today announced that on September 5, 2014, it entered into an Agreement and Plan of Merger with ACX Technologies, Inc., a Nevada corporation. Under the terms of the Merger Agreement, NOHO will merge with and into ACX, which will be the surviving entity in the merger and which will request a new CUSIP number and a new trading symbol for the common shares of ACX to be issued in the merger.  ACX also will succeed to the reporting obligations of NOHO under the Securities Exchange Act of 1934.

The completion of the merger is conditioned, among other things, upon the effectiveness of a registration statement to be filed by ACX with the SEC to register the common shares to be issued in the merger and the common shares to be issued in conversion of outstanding convertible debt of NOHO; completion of all other regulatory requirements; completion of an audit of the financial affairs of ACX to be included in the registration statement; sale or other disposition of the assets of NOHO and payment or other satisfaction of all debts and liabilities of NOHO; and satisfaction of all state requirements for the merger.

Each common shareholder of NOHO, including holders of common shares issued as part of the merger transaction to current holders of NOHO convertible debt, will receive one share of common stock of ACX for every 10,000 fully diluted shares of NOHO outstanding at the closing date of the merger, and each share of convertible preferred stock of NOHO outstanding will be converted into one share of convertible preferred stock of ACX having the same rights and preferences.  Following the effective date of the merger, the common shareholders of ACX will hold ninety percent of the total common shares of the surviving entity and the fully-diluted former common shareholders of NOHO will hold ten percent of the total common shares of ACX.

The record date for common shareholders of NOHO to participate in the merger will be the date of filing of the initial registration statement by ACX for the common shares to be issued in the merger to the NOHO common shareholders.  A majority of the voting shares of NOHO have already consented in writing to the merger transaction and NOHO will be filing a Schedule 14C Information Statement as soon as possible.

About Novation Holdings, Inc.

Novation Holdings, Inc. is a publicly trade holding company which holds controlling interests in several publicly-traded operating companies, including Focus Gold Corporation, and also operates an Internet Service Provider in a wholly-owned subsidiary, Burgoyne Internet Services, Inc., and a public company administrative and financial services support company in a second wholly-owned subsidiary, Novation Consulting Services, Inc.

About ACX Technologies, Inc.

ACX is a Nevada corporation incorporated on May 25, 2012.  It holds the sole worldwide rights to develop, manufacture, market and sell products developed from its patented glasses-free 3D technologies developed over the past seven years by James Virrilli, its founder and CEO.  ACX is focused on the Glasses Free 3D® market (“GF3D®”) and is dedicated to developing new technologies and products for this newly emerging GF3D® industry, through superb engineering and software development designed to extend to both commercial and consumer products.

Presently, ACX is launching GF3D® innovations that will catapult the company as a technology organization dedicated to creating products and services that meet both “needs” and “wants” in the consumer, commercial and B2B markets. The well thought out and established marketing strategies will support the numerous GF3D® products to be launched in the next 5 years.

The initial consumer product, now ready for production and sale, is a 46” GF3D® (glasses-free 3D) digital video monitor designed to and capable of displaying existing stereoscopic (with glasses) 3D media. A quantum leap in technological advancements in the arena of visual displays, the 3DX-46A is a product that will redefine how we all consume, interact with and enjoy video content in our lives.

ACX is a developer and manufacturer of cutting edge as well as game changing products, services and solutions for a wide array of vertical and horizontal markets in the emerging GF3D® industry.  ACX will serve the television, gaming, streaming, networking, commercial, medical, and digital display categories by providing authentic GF3D® content and products for a wide array of visual consumption. ACX has positioned itself to grow steadily and strongly for many years to come by providing an extensive metric of GF3D® solutions, products and services.

FORWARD LOOKING STATEMENT

Certain statements contained herein may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as "intends", "anticipates", "believes", "expects", and "hopes" and includes, without limitation, statements regarding Novation Holdings, Inc.'s plan of business operations, product research and development activities, anticipated revenues and expenses and potential contractual arrangements and obligations. Also, our management may make forward-looking statements orally to investors, analysts, the media and others. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on our future results. Accordingly, you should not place undue reliance on these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid by the Company. The Company's SEC filings are available at http://www.sec.gov.

Contact:

Novation Holdings, Inc.

Media Department

Attention: M. Gelmon

media@novationholdings.com